SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 1, 2003

Date of Report (date of earliest event reported)

ALTIRIS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-49793	87-0616516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

588 West 400 South

Lindon, Utah 84042

(Address of principal executive offices)

(801) 805-2400

(Registrant’s telephone number, including area code)

Item 2.	Acquisition or Disposition of Assets.

As of December 1, 2003, Altiris, Inc., a Delaware corporation (“Altiris” or the “Registrant”) acquired Wise Solutions, Inc., a Michigan corporation (“Wise Solutions”) by means of a merger of Sage Acquisition Corporation (“Merger Sub”), a Michigan corporation and a wholly owned subsidiary of the Registrant, with and into Wise Solutions, pursuant to an Agreement and Plan of Merger dated December 1, 2003 (the “Merger Agreement”), by and among the Registrant, Merger Sub, Wise Solutions, the Wise Solutions shareholders and the shareholder representative named therein. At the effective time of the Merger (the “Effective Time”), (i) Wise Solutions became a wholly owned subsidiary of the Registrant; (ii) the shareholders of Wise Solutions received, in exchange for their shares of common stock of Wise Solutions in the aggregate approximately (a) $24,880,314 (from existing cash reserves of the Registrant) and (b) 348,794 shares of the Registrant’s common stock; and (iii) all unexpired and unexercised options to purchase shares of Wise Solutions common stock granted under the stock option plan and agreements of Wise Solutions outstanding immediately prior to the Effective Time were, in connection with the Merger, accelerated, fully vested and terminated in exchange for an aggregate payment of $6,275,696. A portion, which is customary in amount, of the consideration paid by the Registrant has been placed in escrow to satisfy certain indemnification obligations of the former shareholders of Wise Solutions. Wise Solutions is a provider of application installation and management software and services. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The consideration paid by the Registrant was determined pursuant to arms’ length negotiations and took into account various factors concerning the valuation of the business of Wise Solutions and the business and operating results of Wise Solutions.

The shares of Registrant’s common stock issued in the Merger were not registered under the Securities Act of 1933, as amended, in reliance upon the exemptions provided by Section 4(2) under said Act.

Item 7:	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Registrant will provide the financial statements required by paragraph (a) of Item 7 of Form 8-K promulgated by the Securities Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within 60 days of the date that this initial report on Form 8-K must be filed with the Commission.

(b)	Pro Forma Financial Information.

The Registrant will provide the pro forma financial information required by paragraph (b) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Exchange Act, within 60 days of the date that this initial report on Form 8-K must be filed with the Commission.

(c)	Exhibits.

The following exhibits are filed herewith:

2.1*†	Agreement and Plan of Merger, dated December 1, 2003, by and among the Registrant, Sage Acquisition Corporation, Wise Solutions, the shareholders of Wise Solutions and the shareholder representative.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. The omitted information has been file separately with the Commission.

†	Certain schedules have been omitted from this exhibit pursuant to Item 601 of Regulation S-K. The Registrant shall furnish a copy of these schedules to the Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIRIS, INC.

By:	/S/ GREGORY S. BUTTERFIELD

Gregory S. Butterfield President and Chief Executive Officer

Dated: December 16, 2003

INDEX TO EXHIBITS

Exhibit Number	Description

2.1*†	Agreement and Plan of Merger, dated December 1, 2003, by and among the Registrant, Sage Acquisition Corporation, Wise Solutions, the shareholders of Wise Solutions and the shareholder representative.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. The omitted information has been file separately with the Commission.

†	Certain schedules have been omitted from this exhibit pursuant to Item 601 of Regulation S-K. The Registrant shall furnish a copy of these schedules to the Commission or its staff upon request.